Exhibit 12

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          FIRST SUPPLEMENTAL SUBORDINATED INDENTURE

                            AMONG


             MORGAN STANLEY FINANCE PLC, Issuer


                MORGAN STANLEY, DEAN WITTER,
                  DISCOVER & CO., Guarantor


                             AND


              THE CHASE MANHATTAN BANK, Trustee




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                  Dated as of June 1, 1997

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           SUPPLEMENTAL TO SUBORDINATED INDENTURE
                DATED AS OF NOVEMBER 15, 1993
        AMONG MORGAN STANLEY FINANCE PLC, AS ISSUER,
           MORGAN STANLEY GROUP INC., AS GUARANTOR
                AND THE CHASE MANHATTAN BANK
        (FORMERLY KNOWN AS CHEMICAL BANK), AS TRUSTEE


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     FIRST SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of
June 1, 1997 among MORGAN STANLEY FINANCE PLC, a corporation organized under the laws of England and Wales ("MS plc" or the "Issuer"), MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., a Delaware corporation (the "Successor Corporation" and hereinafter the "Guarantor"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Trustee (the "Trustee"),

                    W I T N E S S E T H :

     WHEREAS, the Issuer, Morgan Stanley Group Inc. ("Morgan
Stanley") and the Trustee are parties to that certain
Subordinated Indenture dated as of November 15, 1993;

     WHEREAS, as of May 31, 1997, Morgan Stanley merged with and into Dean Witter, Discover & Co., which continued as the successor corporation and changed its name to Morgan
Stanley, Dean Witter, Discover & Co.;

     WHEREAS, Section 9.1 of the Indenture requires the Successor Corporation to expressly assume the obligations of Morgan Stanley under the Indenture in a supplemental indenture satisfactory to the Trustee;

     WHEREAS, pursuant to and in compliance with Section 9.2 of the Indenture, the Successor Corporation shall succeed to and be substituted for Morgan Stanley under the Indenture as "Guarantor," with the same effect as if it had been named therein;

     WHEREAS, Section 8.1 of the Indenture provides that, without the consent of the Holders of any Securities or Coupons, each of the Issuer and the Guarantor, when authorized by a resolution of its Board of Directors, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, evidencing the succession of another corporation to the Guarantor and the assumption of the successor corporation of the covenants, agreements and obligations of the Guarantor and making any provisions as the Issuer or Guarantor may deem necessary or desirable, subject to the conditions set forth therein;

     WHEREAS, the Guarantor desires to add to and modify certain provisions of the Indenture to reflect a modification of the officers of the Guarantor who are authorized to execute certain documents in connection with the issuance of Securities;


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     WHEREAS, the entry into this First Supplemental
Subordinated Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

     WHEREAS, all things necessary to make this First
Supplemental Subordinated Indenture a valid indenture and agreement according to its terms have been done;

     NOW, THEREFORE, for and in consideration of the premises, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:



                          ARTICLE 1

     SECTION 1.01. Assumption of Obligations by Successor Corporation. Pursuant to Sections 9.1 and 9.2 of the Indenture, the Successor Corporation does hereby: (i) expressly assume the obligations of the Guarantor under the applicable Guarantee and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Morgan Stanley;
(ii) agrees to succeed to and be substituted for Morgan Stanley under the Indenture, with the same effect as if it had been named therein; and (iii) represent that it is not in default in the performance of any such covenant and condition.

     SECTION 1.02. Amendment of Section 1.1. Section 1.1 of the Indenture is hereby amended by

     (a) deleting the definition of "Guarantor Order" and inserting in lieu thereof the following: " 'Guarantor Order' means a written statement, request or order of the Guarantor signed in its name by any one of the following: [ ] or any such other person specifically designated by [any of such officers or by] the Board of Directors to execute any such written statement, request or order"; and

     (b) inserting in the first sentence of the definition of "Officer's Certificate" after the words "Officer's
Certificate", the words " with respect to the Issuer" and inserting after the first sentence the following: "
'Officer's Certificate' with respect to the Guarantor means a certificate signed by any one of


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the following: [
                                        ] or any such
other person specifically designated by [any of such officers or by] the Board of Directors to execute any such certificate and delivered to the Trustee."



                          ARTICLE 2

                        MISCELLANEOUS

     SECTION 2.01. Further Assurances. The Guarantor will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental
Subordinated Indenture.

     SECTION 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

     SECTION 2.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

     SECTION 2.04. GOVERNING LAW. THE INTERNAL LAWS OF THE
STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL
SUBORDINATED INDENTURE.

     SECTION 2.05. Multiple Counterparts. This First
Supplemental Subordinated Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

     SECTION 2.06. Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Subordinated Indenture.

     SECTION 2.07. Agency Appointments. The Guarantor hereby confirms and agrees to all agency appointments made by Morgan Stanley under or with respect to the Indenture or the Securities and hereby expressly

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assumes the due and punctual performance and observance
of all the covenants and conditions to have been performed or observed by Morgan Stanley contained in any agency agreement entered into by Morgan Stanley under or with respect to the Indenture or the Securities.

                 * * * * * * * * * * * * * *

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     IN WITNESS WHEREOF, this First Supplemental
Subordinated Indenture has been duly executed by the Issuer, the Guarantor and the Trustee as of the day and year first written above.


                                    MORGAN STANLEY FINANCE PLC


                                    By:______________________________
                                         Title:

Attest:

By: ____________________
    Title:

                                    MORGAN STANLEY, DEAN WITTER
                                      DISCOVER & CO.


                                    By:______________________________
                                         Title:

Attest:

By: ___________________
    Assistant Secretary


                                    THE CHASE MANHATTAN BANK,
                                      as Trustee


                                    By:______________________________
                                         Title:

Attest:

By: ____________________
    Title: